EXHIBIT 10.28

SENIOR SECURED PROMISSORY NOTE

March 25, 2019	$9,129,430.15

FOR VALUE RECEIVED, the undersigned, Puradyn Filter Technologies Incorporated, a Delaware corporation (the “Maker”), having a business address at 2017 High Ridge Road, Boynton Beach, Florida  33426, hereby promises to pay to the order of Joseph V. Vittoria, an individual, or his assigns (collectively, the “Payee” or the “Holder”) having a business address at 2017 High Ridge Road, Boynton Beach, Florida  33426, the principal amount of Nine Million One Hundred Thousand Four Hundred Thirty dollars and fifteen cents ($9,129,430.15) in lawful money of the United States of America, and in immediately payable funds.  The principal hereof outstanding and any unpaid accrued interest thereon shall be due and payable on December 31, 2021 (the “Maturity Date”).  This Note shall bear interest on the unpaid principal balance from time to time outstanding, until paid, at the rate of four percent (4%) per annum.  This Secured Promissory Note is being issued pursuant to the terms of that certain Debt Exchange Agreement of even date herewith by and between the Maker and the Payee (the “Debt Exchange Agreement”). The obligations evidenced by this Note shall be senior to all other obligations of the Maker in right, whether with respect to interest or upon liquidation or dissolution, or otherwise.

1.

Interest.  Accrued interest on this Note shall be due and payable in arrears to Payee in monthly installments on the first day of each calendar month commencing on April 1, 2019 until this Note is repaid in full.

2.

Prepayment.  From and after the date hereof, Maker shall have the option to prepay, in whole or in part, the principal balance of this Note.  There is no prepayment penalty.

3.

Security Agreement.  This Note is secured in accordance with the terms of the Security Agreement of even date hereby by and between the Payee and the Maker (the “Security Agreement”).

4.

Default.  The occurrence of any of the following shall constitute an event of default (“Event of Default”):

a.

Failure to Pay.  Maker fails to pay, when due, any of the obligations provided for in this Note at their due date or under any other note or obligations of Maker to the Payee;

b.

Denominated Events.  The occurrence of any event expressly denominated as an Event of Default in this Note;

c.

Failure to Perform.  Maker fails to perform or observe any material covenant, term or condition of this Note, the Security Agreement, the Debt Exchange Agreement or any other note or obligation issued or owing in respect to Payee and to be performed or observed by Maker, and such failure continues unremedied for a period of two days after written, facsimile or electronic notice from Payee to Maker of such failure;

d.

Petition By or Against Maker.  (i) the Maker shall commence any case, proceeding or other action (a) under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Maker any case, proceeding or other action of a nature referred to in clause (i) above which (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed, or bonded pending appeal, within 30 days after the entry thereof; (iv) the Maker shall (a) make a general assignment for the benefit of its creditors, or (b) shall admit its inability to pay its debts when they become due; (v) there shall be any order, judgment or decree entered against the Maker decreeing the dissolution or split up of the Maker and such order shall remain undischarged or unstayed for a period in excess of 30 days; or (vi) the Maker shall cease to carry on all or any substantial part of its business in the ordinary course;

e.

Judgment.  There is entered against the Maker a final judgment or order for the payment of money in an aggregate amount exceeding $250,000 and such judgment or order shall remain unsatisfied or without a stay in respect thereof for a period of 30 days; or

f.

Cross Default. The Maker shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized lease, in each case for which the Maker’s obligations exceed $250,000, or fail to observe or perform any material term, covenant or agreement contained in any material agreement by which it is bound and evidencing or securing borrowed money or credit received or in respect of any such capitalized lease for such period of time or otherwise as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations.

5.

Remedies.

a.

Acceleration.  Upon the occurrence of an Event of Default and for so long as such default is continuing:

i.

The total amount of (a) of this Note and all other sums owing to Payee which are (i) then due and unpaid or (ii) thereafter to become due and payable; and (b) interest on the foregoing sums, at the rate of one and one-half percent (1 ½%) per month, but not greater than the highest rate permitted by law, from said occurrence until paid in full (the “Default Amount”) shall, at the option of Payee, become immediately due and payable without notice or demand; and

ii.

Payee may exercise any of the other remedies provided under applicable laws.

6.

Cumulative Remedies; Waivers.  No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity.  No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default.  The failure or delay of Payee in exercising any rights granted it hereunder under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

7.

Costs and Expenses.  Maker shall be liable for all costs, charges and expenses incurred by Payee by reason of the occurrence of any Event of Default or the exercise of Payee’s remedies with respect thereto.

8.

Other Remedies.  The remedies granted to Payee herein upon an Event of Default are not restrictive of any and all other rights and remedies of Payee provided for by this Agreement, any of the relevant documents and applicable law.

9.

Miscellaneous.

a.

Waivers.  No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition.  No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

b.

Invalid Terms.  In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.

Successors.  This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

d.

Controlling Law and Jurisdiction.  This Note shall be read, construed and governed in all respects in accordance with the laws of the State of Florida and jurisdiction shall be in the state or federal courts in Palm Beach County, Florida.

e.

Amendments.  This Note may be amended only by an instrument in writing and executed by the party against which enforcement of the amendment is sought.

10.

Notices.  All notices, request, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the addresses as set forth in the Agreement, posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts.  Any party may change said address by giving the other party hereto notice of such change of address.  Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.

11.

Headings.  All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

Puradyn Filter Technologies Incorporated

By:	/s/ Edward S. Vittoria
Edward S. Vittoria, Chief Executive Officer

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